Exhibit 10.11

First Amendment to 2007 Equity Incentive Plan

5.  (f)

The Options and SARs shall not be exercisable for a period of more than 10 years from the date of grant.  All automatic grants to directors and committee members shall be for 10 years.

Approved March 17, 2008